As filed with the Securities and Exchange Commission on July 20, 2007.
Registration No.: 333-144460
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1
to
Form F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRUPO TELEVISA, S.A.B.
(Exact name of Registrant as specified in its charter)
N/A
(Translation of Registrant’s name into English)

United Mexican States	4833	None
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Av. Vasco de Quiroga No. 2000
Colonia Santa Fe
01210 México, D.F. México
(52) (55) 5261-2000
(Address and telephone number of registrant’s principal executive offices)

Donald J. Puglisi
Puglisi and Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address and telephone number of agent for service)

Copies to:

Kenneth Rosh, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004-1980 (212) 859-8000	Joaquín Balcárcel Santa Cruz Grupo Televisa, S.A.B Avenida Vasco de Quiroga, No. 2000 Colonia Santa Fe 01210 México, D.F., México (52) (55) 5261-2000

Approximate date of commencement of proposed exchange offer:  As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered	Price per Unit(1)	Offering Price(1)	Fee(1)(2)
8.49% Senior Exchange Notes due 2037	Ps.4,500,000,000	100%	Ps.4,500,000,000	$12,833

(1)	The notes being registered are being offered (i) in exchange for 8.49% Senior Notes due 2037 previously sold in transactions exempt from registration under the Securities Act of 1933 and (ii) upon certain resales of the notes by broker-dealers. The registration fee, which was previously wired to the Securities and Exchange Commission, was computed based on the face value of the 8.49% Senior Notes due 2037 solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay the effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Grupo Televisa, S.A.B. has prepared this Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-144460) for the purpose of filing certain exhibits to the Registration Statement. Amendment No. 1 does not modify any provisions of the Prospectus constituting Part I of the Registration Statement. Accordingly, such Prospectus has not been included herein. Terms not otherwise defined herein shall have the meaning ascribed to them in the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Under Mexican law, when an officer or director of a corporation acts within the scope of his authority, the corporation will answer for any resulting liabilities or expenses. In addition, the Board of Directors of the Registrant has expressly resolved that the Registrant will indemnify and hold harmless each director or officer of the Registrant against liabilities incurred in connection with the distribution of the securities registered under this Registration Statement on Form F-4, as amended. The Registrant has also entered into indemnification agreements with certain of its officers and directors. Such indemnification agreements provide for the Registrant to indemnify and advance expenses to any officer and/or director a party thereto to the fullest extent permitted by applicable law.

Item 21.	Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit
Number		Description	Page

3.1	—	English translation of Amended and Restated Bylaws (Estatutos Sociales) of the Registrant, dated as of December 21, 2006 (previously filed with the Securities Exchange Commission as Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2006 (the “2006 Form 20-F”), and incorporated herein by reference).
4.1	—	Indenture relating to Senior Debt Securities, dated as of August 8, 2000, between the Registrant, as Issuer, and The Bank of New York, as Trustee, as amended or supplemented from time to time (previously filed with the Securities and Exchange Commission as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-4 (File number 333-12738), as amended (the “2000 Form F-4”), and incorporated herein by reference).
4.2	—	First Supplemental Indenture relating to the 8 5/8% Senior Notes due 2005, dated as of August 8, 2000, between the Registrant, as Issuer, and The Bank of New York and Banque Internationale à Luxembourg, S.A. (previously filed with the Securities and Exchange Commission as Exhibit 4.2 to the 2000 Form F-4 and incorporated herein by reference).
4.3	—	Second Supplemental Indenture relating to the 8 5/8% Senior Exchange Notes due 2005, dated as of January 19, 2001, between the Registrant, as Issuer, and The Bank of New York and Banque Internationale à Luxembourg, S.A. (previously filed with the Securities and Exchange Commission as Exhibit 4.3 to the 2000 Form F-4 and incorporated herein by reference).
4.4	—	Third Supplemental Indenture relating to the 8% Senior Notes due 2011, dated as of September 13, 2001, between the Registrant, as Issuer, and The Bank of New York and Banque Internationale à Luxembourg, S.A. (previously filed with the Securities and Exchange Commission as Exhibit 4.4 to the Registrant’s Registration Statement on Form F-4 (File number 333-14200) (the “2001 Form F-4”) and incorporated herein by reference).
4.5	—	Fourth Supplemental Indenture relating to the 8.5% Senior Notes due 2032 between the Registrant, as Issuer, and The Bank of New York and Dexia Banque Internationale à Luxembourg (previously filed with the Securities and Exchange Commission as Exhibit 4.5 to the Registrant’s Registration Statement on Form F-4 (File number 333-90342) (the “2002 Form F-4”) and incorporated herein by reference).
4.6	—	Fifth Supplemental Indenture relating to the 8% Senior Exchange Notes due 2011 between the Registrant, as Issuer, and The Bank of New York and Dexia Banque Internationale à Luxembourg, S.A (previously filed with the Securities and Exchange Commission as Exhibit 4.6 to the 2002 Form F-4 and incorporated herein by reference).
4.7	—	Sixth Supplemental Indenture relating to the 8.5% Senior Exchange Notes due 2032 between the Registrant, as Issuer, and The Bank of New York and Dexia Banque Internationale à Luxembourg (previously filed with the Securities and Exchange Commission as Exhibit 4.7 to the 2002 Form F-4 and incorporated herein by reference).

Exhibit
Number		Description	Page

4.8	—	Seventh Supplemental Indenture relating to the 6 5/8% Senior Notes due 2025 between Registrant, as Issuer, and The Bank of New York and Dexia Banque Internationale à Luxembourg, dated March 18, 2005 (previously filed with the Securities and Exchange Commission as Exhibit 2.8 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2004 (the “2004 Form 20-F”) and incorporated herein by reference).
4.9	—	Eighth Supplemental Indenture relating to the 6 5/8% Senior Notes due 2025 between Registrant, as Issuer, and The Bank of New York and Dexia Banque Internationale à Luxembourg, dated May 26, 2005 (previously filed with the Securities and Exchange Commission as Exhibit 2.9 to the 2004 Form 20-F and incorporated herein by reference).
4.10	—	Ninth Supplemental Indenture relating to the 6 5/8% Senior Notes due 2025 between Registrant, as Issuer, The Bank of New York and Dexia Banque Internationale à Luxembourg, dated September 6, 2005 (previously filed with the Securities and Exchange Commission as Exhibit 2.8 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2005 (the “2005 Form 20-F”) and incorporated herein by reference).
4.11	—	Tenth Supplemental Indenture related to the 8.49% Senior Notes due 2037 between Registrant, as Issuer, The Bank of New York and The Bank of New York (Luxembourg) S.A., dated as of May 9, 2007 (previously filed with the Securities Exchange Commission as Exhibit 2.9 to the 2006 Form 20-F, and incorporated herein by reference).
4.12	—	Form of Eleventh Supplemental Indenture relating to the 8.49% Senior Exchange Notes due 2037 between Registrant, as Issuer, The Bank of New York and The Bank of New York (Luxembourg) S.A., dated as , 2007.
4.13	—	Form of 8.49% Senior Exchange Note (included in Exhibit 4.12).
4.14	—	Form of Deposit Agreement between the Registrant, JPMorgan Chase Bank, as depositary and all holders and beneficial owners of the Global Depositary Shares, evidenced by Global Depositary Receipts (previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form F-6 (File number 333-99195) (the “Form F-6”) and incorporated herein by reference).
4.15	—	Registration Rights Agreement, dated as of May 9, 2007, among the Registrant and Goldman, Sachs & Co. and HSBC Securities (USA) Inc.*
5.1	—	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.*
5.2	—	Opinion of Mijares, Angoitia, Cortés y Fuentes, S.C.*
10.1	—	Form of Indemnity Agreement between the Registrant and its directors and executive officers (previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registrant’s Registration Statement on Form F-4 (File number 33-69636), as amended, (the “1993 Form F-4”) and incorporated herein by reference).
10.2	—	Agreement of General Partnership of Sky Multi-Country Partners, dated as of October 24, 1997, among DTH USA, Inc., SESLA, Inc., Televisa MCOP Holdings, Inc. and TCI Multicountry DTH, Inc (previously filed with the Securities and Exchange Commission as Exhibit 10.3 to the Form F-3 and incorporated herein by reference).
10.3	—	Amended and Restated Collateral Trust Agreement, dated as of June 13, 1997, as amended, among PanAmSat Corporation, Hughes Communications, Inc., Satellite Company, LLC, the Registrant and IBJ Schroder Bank and Trust Company (previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2001 (the “2001 Form 20-F”) and incorporated herein by reference).
10.4	—	Amended and Restated Program License Agreement, dated as of December 19, 2001, by and between Productora de Teleprogramas, S.A. de C.V. and Univision Communications Inc. (“Univision”) (previously filed with the Securities and Exchange Commission as Exhibit 10.7 to the 2001 Form F-4 and incorporated herein by reference).

Exhibit
Number		Description	Page

10.5	—	Participation Agreement, dated as of October 2, 1996, by and among Univision, Perenchio, the Registrant, Venevision and certain of their respective affiliates (previously filed with the Securities and Exchange Commission as Exhibit 10.8 to Univision’s Registration Statement on Form S-1 (File number 333-6309) (the “Univision Form S-1”) and incorporated herein by reference).
10.6	—	Amended and Restated International Program Rights Agreement, dated as of December 19, 2001, by and among Univision, Venevision and the Registrant (previously filed with the Securities and Exchange Commission as Exhibit 10.9 to the 2001 Form F-4 and incorporated herein by reference).
10.7	—	Co-Production Agreement, dated as of March 27, 1998, between the Registrant and Univision Network Limited Partnership (previously filed with the Securities and Exchange Commission as an Exhibit to Univision’s Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference).
10.8	—	Program License Agreement, dated as of May 31, 2005, between Registrant and Univision (previously filed with the Securities and Exchange Commission as Exhibit 4.7 to the 2005 Form 20-F and incorporated herein by reference).
English summary of amendment to the May Credit Agreement and the amendment to the May 2004 Credit Agreement (in Spanish) (previously filed with the Securities and Exchange Commission as Exhibit 4.10 to the 2004 Form 20-F and incorporated herein by reference).
10.9	—	Amended and Restated Bylaws (Estatutos Sociales) of Innova, S. de R.L. de C.V. dated as of December 22, 1998 (previously filed with the Securities and Exchange Commission as an Exhibit to the 1998 Form 20-F and incorporated herein by reference).
10.10	—	Ps.1,162.5 million credit agreement, dated as of May 17, 2004, between the registrant and Banamex (previously filed with the Securities and Exchange Commission as Exhibit 4.9 to the 2004 Form 20-F and incorporated herein by reference).
10.11	—	First Amendment to Ps.1,162.5 million credit agreement, dated as of May 17, 2004, between the registrant and Banamex (previously filed with the Securities and Exchange Commission as Exhibit 4.10 to the 2004 Form 20-F and incorporated herein by reference).
10.12	—	Ps. 2,000.0 million credit agreement, dated as of October 22, 2004, between the registrant and Banamex (previously filed with the Securities and Exchange Commission as Exhibit 4.11 to the 2004 Form 20-F and incorporated herein by reference).
10.13	—	English translation of Ps.2,100.0 million credit agreement, dated as of March 10, 2006, by and among Innova, the Registrant and Banamex (previously filed with the Securities and Exchange Commission as Exhibit 4.7 to the 2005 Form 20-F and incorporated herein by reference).
10.14	—	English summary of Ps.1,400.0 million credit agreement, dated as of April 7, 2006, by and among Innova, the Registrant and Banco Santander Serfin, S.A. (the “April 2006 Credit Agreement”) and the April Credit Agreement (in Spanish) (previously filed with the Securities and Exchange Commission as Exhibit 4.7 to the 2005 Form 20-F and incorporated herein by reference).
10.15	—	Administration Trust Agreement relating to Trust No. 80375, dated as of March 23, 2004, by and among Nacional Financiera, S.N.C., as trustee of Trust No. 80370, Banco Inbursa, S.A., as trustee of Trust No. F/0553, Banco Nacional de México, S.A., as trustee of Trust No. 14520-1, Nacional Financiera, S.N.C., as trustee of Trust No. 80375, Emilio Azcárraga Jean, Promotora Inbursa, S.A. de C.V., Grupo Televisa, S.A.B. and Grupo Televicentro, S.A. de C.V. (as previously filed with the Securities and Exchange Commission as an Exhibit to Schedules 13D or 13D/A in respect of various parties’ to the Trust Agreement (File number 005-60431) and incorporated herein by reference).
12.1	—	Computation of Ratio of Earnings to Fixed Charges.*
13.1	—	Press Release reporting the Registrant’s first quarter financial results (previously submitted to the Securities and Exchange Commission on Form 6-K on June 22, 2007 and incorporated herein by reference).

Exhibit
Number		Description	Page

21.1	—	List of Subsidiaries of Registrant (previously filed with the Securities and Exchange Commission as Exhibit 8.1 to the 2006 Form 20-F and incorporated herein by reference).
23.1	—	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included as part of its opinion filed as Exhibit 5.1).*
23.2	—	Consent of Mijares, Angoitia, Cortés y Fuentes, S.C. (included as part of its opinion filed as Exhibit 5.2).*
23.3	—	Consent of PricewaterhouseCoopers, independent public accountants.*
23.4	—	Consent of Ernst & Young LLP, independent public accountants.*
24.1	—	Power of attorney (included in the signature page of this Registration Statement)
25.1	—	Statement of Eligibility of Trustee on Form T-1.*
99.1	—	Form of Letter of Transmittal for 8.49% Senior Exchange Notes due 2037.
99.2	—	Form of Notice of Guaranteed Delivery for 8.49% Senior Notes due 2037.
99.3	—	Form of Letter to Registered Holders and/or Participants of the Book-Entry Transfer Facility.
99.4	—	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.5	—	Form of Letter to Clients.
99.6	—	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (included in Exhibit 99.1).
* Previously filed.

All financial statement schedules relating to the Registrant are omitted because they are not required or because the required information, if material, is contained in the audited year-end financial statements or notes thereto.

Item 22.	Undertakings

The undersigned Registrant hereby undertakes:

(1) that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(2) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(4) to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(5) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(6) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(8) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (8) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico on July 20, 2007.

GRUPO TELEVISA, S.A.B.

By:	/s/ Salvi Rafael Folch Viadero
Name: Salvi Rafael Folch Viadero

Title:	Chief Financial Officer

By:	/s/ Jorge Lutteroth Echegoyen
Name: Jorge Lutteroth Echegoyen

Title:	Vice President and Controller

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Salvi Rafael Folch Viadero and Jorge Lutteroth Echegoyen and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form F-4, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form F-4 has been signed by the following persons in the capacities and on the date first above indicated:

Signature	Title

/s/ Salvi Rafael Folch Viadero Salvi Rafael Folch Viadero	Chief Financial Officer

/s/ Jorge Lutteroth Echegoyen Jorge Lutteroth Echegoyen	Vice President and Controller

SIGNATURE OF AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Grupo Televisa, S.A.B., has signed this Amendment No. 1 to the Registration Statement on Form F-4 in the City of Newark, State of Delaware on July 20, 2007.

Signature	Title

/s/ Donald J. Puglisi Donald J. Puglisi	Authorized Representative in the United States